AVITAS, INC.
                         14520 Avion Parkway, Suite 220
                               Chantilly, VA 20151


                                 July 13, 2001




CONTINENTAL AIRLINES, INC.
1600 Smith Street
Houston, TX  77002

          Re: Preliminary Prospectus Supplement, dated July 13, 2001, to the Prospectus dated March 23, 2001, included in Registration STATEMENT NO. 333-57188 OF CONTINENTAL AIRLINES, INC.
               --------------------------------------------------------------

Ladies and Gentlemen:

            We consent to the use of the report prepared by us with respect to the aircraft referred to in such report, to the summary of such report in the text and footnotes under the headings "Prospectus Supplement Summary--Summary of Terms of Certificates," "Prospectus Supplement Summary--Aggregate Outstanding Principal Balances," "Prospectus Supplement Summary--Owned Aircraft Outstanding Principal Balances," "Risk Factors--Risk Factors Relating to the Certificates and the Offering--Appraisals and Realizable Value of Aircraft" and "Experts" in the Preliminary Prospectus Supplement, to the incorporation by reference of our reports listed below in the Preliminary Prospectus Supplement and to the references to our name under the heading "Experts" in such Preliminary Prospectus Supplement. We also consent to such use, summary, incorporation and references in the Final Prospectus Supplement relating to the offering described in such Preliminary Prospectus Supplement, to the extent such use, summary, incorporation and references are unchanged.

            The consent above covers the Appraisal Letter, dated October 31, 2000, in connection with the Prospectus Supplement, dated November 14, 2000 (Series 2000-2), to the Prospectus, dated September 25, 2000 and will be filed with the Securities and Exchange Commission as an Exhibit to a Continental Airlines, Inc. Form 8-K Report that will be incorporated by reference in such Preliminary Prospectus Supplement and Final Prospectus Supplement.

                                   Sincerely,

                                   AVITAS, INC.

                                   /S/ DOUGLAS B. KELLY
                                   ---------------------------------------------
                                   Name:   Douglas B. Kelly
                                   Title:  Vice President-Asset Valuation